AKZO NOBEL


BY TELEFAX: +1 510 845-7914
AND BY COURIER
Ronald S. Barkin
President
BioTime, Inc.
935 Pardee Street
Berkeley, CA 94710


                                    February 13, 2001


Re: Exclusive License Agreement entered into as of February 13, 2001 between BioTime, Inc. and Horus B.V.

Dear Mr. Barkin:

We hereby certify that Horus B.V. of Boxtel, the Netherlands, is at the effective date of the above referenced Exclusive License Agreement ("the Agreement") part of the Akzo Nobel group of companies.

In consideration of the Agreement between BioTime, Inc. and Horus B.V., Akzo Nobel N.V., as the ultimate corporate parent of Horus B.V., by its authorized signature below hereby guarantees to BioTime, Inc. all of the payment and performance obligations by Horus B.V. (and any of its successors and assigns within the Akzo Nobel group of companies) under the Agreement when and as the performance or payment of such obligations becomes due, in the event Horus B.V. is unable or fails to perform.

This guaranty applies to the Agreement as in effect on the date of this guaranty and as the Agreement may be amended, modified, or supplemented in the future by BioTime, Inc., and Horus B.V. Akzo Nobel N.V. agrees that any supplement, modification, amendment, extension, renewal, acceleration or other change of one or more terms of the Agreement and the obligations of Horus B.V. or BioTime, Inc. under the Agreement shall not affect the enforceability or continuing effectiveness of this guaranty even if executed or implemented by BioTime, Inc. and Horus B.V. without notice to or the consent or approval of Akzo Nobel N.V.

This guaranty may not be revoked, amended, terminated, or assigned without the written consent of BioTime, Inc., so long as Horus B.V. (or its successors or assignee companies) is a company within the Akzo Nobel group of companies.

In the event that at any time Horus B.V. (or its successors or assignee companies) ceases being a member of the Akzo Nobel group of companies, this guaranty will lapse in respect of obligations accrued under the Agreement after the date of such event, provided that Akzo Nobel N.V. at the request of BioTime, Inc., will spend all reasonable efforts to have a similar guaranty given by the new ultimate parent company (if any) of Horus B.V. (or its successor or assignee company).

BioTime, Inc. may deliver any notices under this guaranty to Akzo Nobel N.V. at the following address by personal delivery, by facsimile confirmed by postage prepaid first-class mail, by over-night or next day business air courier, or by postage prepaid certified mail to the following address:

         Akzo Nobel N.V.
         PO Box 9300
         6800 SB Arnhem, the Netherlands
         Attention:  General Counsel

Notices shall be effective upon receipt if personally delivered or delivered by facsimile or air courier, or on the third business day following the date of mailing.

Akzo Nobel N.V. may change its address listed above by written notice to BioTime, Inc., at the following address or at such other address as BioTime, Inc. may provide to Akzo Nobel N.V. in writing:

         Bio Time, Inc.
         935 Pardee Street
         Berkeley, CA 94710
         Attention:  President


AKZO NOBEL N.V.


   By: /s/F.  Frohlich                           By:   /s/L.  Lohrens
      -----------------------------                  --------------------------

 Name: F.  Frohlich                            Name:   L.  Lohrens
      -----------------------------                  --------------------------

Title: CF0                                    Title:   Director Control Pharma
      -----------------------------                  --------------------------